CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the use in this Registration Statement on Form N-1A of our report dated September 15, 2004, relating to the financial statements and financial highlights of the American High-Income Municipal Bond Fund, Inc., which appear in such Registration Statement. We also consent to the references to us under the headings "Financial highlights", "Independent registered public accounting firms", and "Prospectuses, reports to shareholders and proxy statements" in such Registration Statement.



PricewaterhouseCoopers LLP
Los Angeles, California
October 27, 2004